UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 21, 2005

WELLS FARGO & COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-2979	No. 41-0449260
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 Montgomery Street, San Francisco, California 94104

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 1-800-292-9932

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On March 11, 1991, Richard M. Kovacevich, Chairman and Chief Executive Officer, entered into a Severance Agreement with the Company, which provides for certain payments to be paid to Mr. Kovacevich if his employment is terminated or if his job duties or compensation and benefits are substantially reduced within three years following a change of control of the Company (as defined in the Severance Agreement). The Company and Mr. Kovacevich have mutually agreed to cancel this Severance Agreement pursuant to a Cancellation Agreement effective as of December 21, 2005. Under the Cancellation Agreement, neither the Company nor Mr. Kovacevich will have any further rights, obligations or liabilities to the other under the Severance Agreement. The Cancellation Agreement is filed as Exhibit 10 to this report and is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
10	Cancellation Agreement, effective as of December 21, 2005, by and between Wells Fargo & Company and Richard M. Kovacevich.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: December 22, 2005	WELLS FARGO & COMPANY

	By:	/s/ James M. Strother
James M. Strother
Executive Vice President and General Counsel